Exhibit 99.1

B&G Foods Announces Public Offering of Senior Notes

PARSIPPANY, N.J., March 29, 2017 — B&G Foods, Inc. (NYSE: BGS) announced today its intention to offer, subject to market and other conditions, $500.0 million aggregate principal amount of senior notes due 2025 (the “Notes”), pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.  The Notes will be guaranteed on a senior unsecured basis by certain subsidiaries of B&G Foods.

B&G Foods intends to use the proceeds of the offering to repay all of the outstanding borrowings under B&G Foods’ revolving credit facility and all of the outstanding amounts due in respect of B&G Foods’ tranche A term loans, and to pay related fees and expenses.  B&G Foods intends to use any remaining net proceeds for general corporate purposes, which could include, among other things, repayment of other long term debt or possible acquisitions.  However, there can be no assurances that the offering of the Notes will be completed as described herein or at all.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering is being made only by means of a prospectus and the related prospectus supplement.

Interested persons may obtain copies of the prospectus and the related prospectus supplement from the Securities and Exchange Commission’s website at www.sec.gov or by contacting any of the joint bookrunning managers, including: Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by emailing Barclaysprospectus@broadridge.com or calling 888-603-5847; BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, by emailing dg.prospectus_requests@baml.com; RBC Capital Markets, LLC, RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attn: Attn: DCM Transaction Management, by calling (866) 375-6829; BMO Capital Markets Corp., 3 Times Square, New York, NY 10036, Attn: High Yield Syndicate, by calling (212) 702-1882; Credit Suisse Securities (USA) LLC, One Madison Avenue, New York, NY 10010, Attn: Prospectus Department, by emailing newyork.prospectus@credit-suisse.com or calling 1-800-221-1037; and Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005-2836, Attention: Prospectus Group, by emailing prospectus.cpdg@db.com or calling telephone (800) 503-4611.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico.  Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Baker’s Joy, Bear Creek Country Kitchens, Brer Rabbit, Canoleo, Cary’s, Cream of Rice, Cream of Wheat, Devonsheer, Don Pepino, Durkee, Emeril’s, Grandma’s Molasses, Green Giant, JJ Flats, Joan of Arc, Las Palmas, Le Sueur, MacDonald’s, Mama Mary’s, Maple Grove Farms, Molly McButter, Mrs. Dash, New York Flatbreads, New York Style, Old London, Original Tings, Ortega, Pirate’s Booty, Polaner, Red Devil, Regina, Sa-són, Sclafani, Smart Puffs, Spice Islands, Spring Tree, Sugar Twin, Tone’s, Trappey’s, TrueNorth, Underwood, Vermont Maid, Victoria, Weber and Wright’s.  B&G Foods also sells and distributes Static Guard, a household product brand.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include without limitation statements related to B&G Foods’ intention to offer senior notes and the use of proceeds of such offering.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Dara Dierks	Matt Lindberg
866.211.8151	203.682.8214